                                                                      Exhibit 11
                                                                          1 of 2
                   BELL ATLANTIC CORPORATION AND SUBSIDIARIES
                    Computation of Per Common Share Earnings
                (Dollars in Millions, Except Per Share Amounts)

                                                     Three Months Ended September 30,
                                                    ----------------------------------
                                                        1997                  1996
                                                    ------------          ------------
Net Income (loss).................................  $      (80.1)         $      871.8
                                                    ============          ============
Earnings (Loss) Per Common Share
Weighted average shares outstanding...............   776,413,701           774,949,952
                                                    ============          ============

Net income (loss).................................  $       (.10)         $       1.13
                                                    ============          ============

Primary Earnings (Loss) Per Common Share*
Weighted average shares outstanding...............   776,413,701           774,949,952
Incremental shares from assumed exercise of
   stock options and payment of deferred
   performance share awards.......................             -             4,619,991
                                                    ------------          ------------
Total shares......................................   776,413,701           779,569,943
                                                    ============          ============

Net income (loss).................................  $       (.10)         $       1.12
                                                    ============          ============

Fully Diluted Earnings (Loss) Per Common Share*
Weighted average shares outstanding...............   776,413,701           774,949,952
Incremental shares from assumed exercise of
   stock options and payment of deferred
   performance share awards.......................             -             4,718,121
                                                    ------------          ------------
Total shares......................................   776,413,701           779,668,073
                                                    ============          ============

Net income (loss).................................  $       (.10)         $       1.12
                                                    ============          ============

* Calculation is presented in accordance with Regulation S-K item 601(b)(11) although not required by footnote 2 to paragraph 14 of Accounting Principles Board Opinion No. 15 because it results in dilution of less than 3%. For the three months ended September 30, 1997, common stock equivalents have been excluded from the calculation since they result in an anti-dilutive effect on net loss per share.

                                                                      Exhibit 11
                                                                          2 of 2
                   BELL ATLANTIC CORPORATION AND SUBSIDIARIES
                    Computation of Per Common Share Earnings
                (Dollars in Millions, Except Per Share Amounts)

                                                         Nine Months Ended September 30,
                                                       ----------------------------------
                                                           1997                  1996
                                                       ------------          ------------
Income before cumulative effect of
   change in accounting principle....................  $    1,514.9          $    2,391.6
Cumulative effect of change in accounting principle..            --                 273.1
                                                       ------------          ------------
Net income...........................................  $    1,514.9          $    2,664.7
                                                       ============          ============
Earnings Per Common Share
Weighted average shares outstanding..................   775,769,366           772,801,541
                                                       ============          ============
Income before cumulative effect of
   change in accounting principle....................  $       1.95          $       3.10
Cumulative effect of change in accounting principle..            --                   .35
                                                       ------------          ------------
Net Income...........................................  $       1.95          $       3.45
                                                       ============          ============

Primary Earnings Per Common Share*
Weighted average shares outstanding..................   775,769,366           772,801,541
Incremental shares from assumed exercise of stock
   options and payment of deferred performance share
   awards............................................     7,776,793             7,265,744
                                                       ------------          ------------
Total shares.........................................   783,546,159           780,067,285
                                                       ============          ============

Income before cumulative effect of
   change in accounting principle....................   $      1.93          $       3.07
Cumulative effect of change in accounting
 principle...........................................            --                   .35
                                                       ------------          ------------
Net income...........................................   $      1.93          $       3.42
                                                       ============          ============

Fully Diluted Earnings Per Common Share*
Weighted average shares outstanding..................   775,769,366           772,801,541
Incremental shares from assumed exercise
   of stock options and payment of deferred
   performance share awards..........................     9,129,751             7,333,452
                                                       ------------          ------------
Total shares.........................................   784,899,117           780,134,993
                                                       ============          ============

Income before cumulative effect of
   change in accounting principle....................   $      1.93          $       3.07
Cumulative effect of change in accounting
   principle.........................................            --                   .35
                                                       ------------          ------------
Net income...........................................  $       1.93          $       3.42
                                                       ============          ============

* Calculation is presented in accordance with Regulation S-K item 601(b)(11) although not required by footnote 2 to paragraph 14 of Accounting Principles Board Opinion No. 15 because it results in dilution of less than 3%.